Exhibit 99.1

COMSTOCK ANNOUNCES THIRD QUARTER 2024 RESULTS AND CORPORATE UPDATES

Advances Commercialization of Fuels, Metals, and Mining Businesses

VIRGINIA CITY, NEVADA, October 22, 2024 - Comstock Inc. (NYSE: LODE) (“Comstock,” “our,” and the “Company”) today announced its third quarter 2024 results, certain business and investment updates and an updated business outlook, with significant progress from each business, corporate and collectively across the system.

“Our fuels and metals businesses have commercial validation of their plans,” stated Corrado De Gasperis, Comstock’s Executive Chairman and Chief Executive Officer. “Our business teams are dedicated, and our commercialization efforts have gained tremendous traction. We are 100% focused on execution, across the platform, for delivering the technical breakthroughs and operational developments that will drive exponential growth over the coming years.”

Selected Segment Highlights for the Third Quarter of 2024

Comstock Fuels

•	Executed international engineering, licensing and equity agreements for three industry scale fuel hubs;
•	Delivered customer samples of commercially available hydrodeoxygenated Bioleum Oil (“HBO”);
•	Validated industry-leading higher yields of 125 Gasoline Gallon Equivalents (GGEs) per ton of feedstock;
•	Identified carbon capture and utilization opportunity for further increasing yields by 15-20 GGEs;
•	Completed preliminary engineering for our demonstration scale, lignocellulosic production facility;
•	Expanded research and development activities targeting further cost and capital reductions;
•	Finalized project plans and activities aggressively designed for achieving petroleum cost parity; and
•	Executed an exclusive license and cooperative research and development agreement with the DoE’s National Renewable Energy Laboratory (“NREL”) for breakthrough lignocellulosic conversions.

“Our first three industry scale projects and license agreements with South Asia Carbon Limited (“SACL”) are expected to deliver foundational engineering fees and ongoing royalty-based economics plus equity stakes that are expected to establish our global leadership in low carbon fuel solutions,” said De Gasperis. “Our breakthrough yields feature a highly differentiated level of performance. We have completed the preliminary engineering of our own, commercial demonstration scale facility for producing low carbon fuels like Sustainable Aviation Fuels (“SAF”).”

David Winsness, President of Comstock Fuels, added, “Our existing commercial process unlocks and converts wasted, unused, and purpose grown woody biomass into renewable fuels at extraordinary yields and carbon intensities, essentially creating an endless oilwell hidden in plain sight. Our planned commercial facilities have been designed to tap into that oilwell to produce an array of intermediates and fuels. However, further developing and integrating the NREL and MIT technologies into our process could give us the additional ability to maximize aromatic content and quality specifically for high value use in addressing the recent global surge in demand for SAF.”

Comstock Metals

•	Recorded first revenues from the sale of recycled aluminum, and commenced regular outbound shipments;
•	Announced contracts with multiple new customers for the decommissioning and disposal of solar panels;
•	Demonstrated 100% recovery of all glass, metal, and mineral materials, ensuring a zero-landfill solution;
•	Secured county permits for the first industry-scale expansion, including a waste-panel storage solution;
•	Advanced work on state operating permits necessary for operating the first industry-scale expansion;
•	Received approval for operating three shifts and expanded the dedicated team to 13 full time employees;
•	Advanced agreements on long term supply arrangements to continue receiving solar panels; and
•	Advanced agreements on offtake arrangements for all segments of recovered materials.

“Our combined Metals revenues, including deferred revenues, nearly tripled from last quarter to over $200,000, and we expect this growth rate to continue in the fourth quarter, especially as both panel decommissioning and shipments of recycled materials increase,” said De Gasperis. “This increase reflects our team’s success in capturing more of these end-of-life business opportunities, including decommissioning services that also feeds our recycling panel flow.”

Comstock Mining

•	Updated our internal preliminary mine and reclamation plan for the Dayton Mine plan (“Dayton”);
•	Increased the magnitude of Dayton’s estimated economic mineralized material and planned free cash flows;
•	Assessed productive post-mining land uses and identified prerequisites for post-mining development; and
•	Continued assessment and development on the profitable recoverability of recycled silver from solar panels.

“The combination of rapidly rising industrial silver demand and ongoing geopolitical concerns, compounded by decades of questionable monetary policy, creates an unprecedented setup for gold and silver prices over the next several years. Our Nevada mining assets, including the historic Comstock and Silver City lodes, offer a tremendous opportunity for nearer-term production as we advance our efforts to activate these plans,” said De Gasperis.

Corporate

Comstock’s wholly owned subsidiary, Comstock IP Holdings LLC (“Comstock Innovations”), recently executed an Exclusive License Agreement (“ELA”) and a Cooperative Research and Development Agreement (“CRADA”) with the Alliance for Sustainable Energy LLC (“Alliance”), the managing and operating contractor of the U.S. Department of Energy’s (“DOE”) National Renewable Energy Laboratory (“NREL”), involving technologies developed by NREL and the Massachusetts Institute of Technology (“MIT”) for conversion of lignocellulosic biomass into aromatic sustainable aviation fuel (“SAF”). Comstock Innovations is focused on continuously improving the proven performance and operations of Comstock Fuel’s commercial refining solutions, including increasing feedstock diversity, bulk conversion yields, and product quality for use in SAF while decreasing total variable and capital costs.

“Our existing commercial processes are already leading the acceleration of systemic decarbonization across transportation and mobility, but we believe that we can accelerate the breadth and rate of global market adoption with continued innovation to produce the world’s first 100% renewable SAF at costs that approach parity with fossil fuels. Our combined Comstock and NREL teams believe that feat can be achievable by advancing and integrating our combined technologies,” stated Mr. De Gasperis. “Higher energy, simpler processes, lower all-in sustaining costs.”

Comstock also recently executed a binding agreement with Deep Interstellar Research LLC (“DIR”), and Quantum Generative Materials LLC (“GenMat”) wherein Comstock will effectively acquire substantially all of the equity in GenMat’s artificial intelligence materials discovery platform, materials synthesis, and related assets, business, and substantially all of the related material science development team. Concurrently, as part of the acquisition of GenMat, Mr. Deep Prasad, GenMat’s founder, through a new venture called StarVasa, will be receiving GenMat’s consolidated low earth orbit (“LEO”) satellite, mission control software, related LEO assets, and the space-based technology team.

As a result, Comstock will assume control of and continue the development and commercialization of its breakthrough physics-based artificial intelligence products and services to discover new materials and other technologies.

“Our interest in artificial intelligence (“AI”) was and remains grounded in the critical application of artificial intelligence for materials and mineral discovery, as applied to breakthrough energy applications and other mature industries with large addressable markets,” said De Gasperis. “Material science-based AI is even more critical today, as rapidly evolving AI platforms have begun to accelerate the pace of global innovation and redefine industries. Frankly, anyone that is not integrating AI into their systems will likely either be disrupted or replaced.”

Comstock also recently announced the execution of an indicative term sheet for $325 million ($315 million, net of transaction fees) in funding through SBC Commerce LLC (“SBCC”), a U.S. based, globally positioned, private equity group, subject to final due diligence and any applicable regulatory approvals, including $200 million into Comstock Fuels Corporation; $22 million into Comstock Metals; $50 million into a Comstock Mining segment; and, $50 million for the sales of the Company’s real estate and water rights in Silver Springs, NV. This significant series of transactions, representing a combination of direct investments and asset sales, recognizes significant valuations for the Company’s three businesses and secures timely and essential growth capital to commercialize fuels, metals and mining.

“We have been diligently advancing our efforts with SBCC, including due diligence, site visits, structuring, etc.,” stated Mr. De Gasperis. “We are actively working to advance each of these tranches while our businesses continue innovating, advancing, commercializing and expanding. The direct subsidiary investments represent the amount of capital that enables each of our three businesses to accelerate commercialization and achieve ongoing profitability.”

Consolidated Financial Highlights

For the nine-month period ending September 30, 2024, as compared to the comparable prior period, we:

•	Increased revenues to $1.4 million, from $0.8 million in the comparable 2023 period;
•	Decreased selling, general and administrative expenses to $9.5 million from $10.0 million;
•	Increased research and development expenses to $4.9 million from $4.4 million;
•	Impaired intangible assets of $8.7 million, primarily associated with LINICO developed technologies;
•	Recognized a loss attributable to Comstock of $30.5 million, or a net loss per share of $0.20;
•	Decreased total assets to $103.7 million, down from $106.5 million at December 31, 2023;
•	Increased total liabilities to $35.6 million, up from $28.2 million at December 31, 2023;
•	Increased total debt to $11.2 million, up from $9.9 million at December 31, 2023; and
•	Outstanding common shares were 206,634,788 and 209,251,865 at September 30, 2024 and October 18, 2024, respectively.

OUTLOOK

Comstock Fuels

Comstock Fuels objectives for the remainder of 2024 include:

•	Execute multiple, revenue generating commercial agreements for industry-scale joint developments;
•	Advance and expand our innovation network for even higher yields and lower costs; and
•	Expand our integrated bio-intermediate production system, including cellulosic ethanol and HBO.

Our commercialization plans also includes multiple, international joint development projects, with each joint development project, like SACL, with the potential for generating in millions of dollars of technical services and engineering revenues and license agreements for additional production facilities that generate royalty revenues.

Additionally, advancing the $200 million SBCC investment, in debt and/or equity, enables our first commercial demonstration facility which is designed to be profitable and to confirm the scale of multiple industry facilities. Then, the Company plans to build its own, three U.S. based industrial scale facilities. These are designed for inputs of up to one million tons per year of woody biomass feedstock and can produce up to 125 million GGE of advanced biofuels, including sustainable aviation fuels. Comstock is securing offtake and feedstock agreements for the U.S. based plants.

Comstock Metals

Comstock Metals objectives for the remainder of 2024 include:

•	Commence three-shift production from the demonstration scale production facility;
•	Confirm the ability to fully and cleanly reprocess and reuse all residual materials;
•	Advance the technology readiness for broader material recycling, prioritizing photovoltaics to TRL 7;
•	Expand our existing revenue generating decommissioning, supply and offtake commitments;
•	Submit permit applications for our first “industrial-scale” facility;
•	Complete the site selection for the next two “industrial-scale” facilities and commencing permitting; and
•	Finalize plans for expansion beyond the southwest region in the medium term.

Comstock Metals is operating its demonstration scale production facility in Silver Springs, NV, and has also secured the initial county level permits for industry-scale operations and storage and is actively engaged in garnering expanded revenue generating supply. Additionally, our closing on the $22 million investment, in debt and/or equity, accelerates the deployment of the next two commercial demonstration facilities. Comstock Metals has also expanded its business into decommissioning services both profitable and a feeder for our recycling business. Comstock Metals has also established markets for the sale of all its residual materials including sales of aluminum, glass and silver-rich fines.

Comstock Mining

Comstock Mining’s objectives for the remainder of 2024 include:

•	Receive cash proceeds of more than $2 million from mineral leases leveraging the Northern District claims;
•	Commercialize mineral development agreements that enable expansion of the Central District resources;
•	Advance the engineering of impactful social and economic benefits from the southern district claims; and
•	Establish a long-term framework for reclamation and post-mining development of the Comstock district.

The Company’s 2024 efforts apply economic analysis to our existing gold and silver resources progressing toward full economic feasibility for the southern part of the district and the ultimate development of full mine and reclamation plans and post productive land and community development plans. Additionally, closing on the SBCC $50 million investment, in debt and/or equity, accelerates the development of the Dayton Resource Area mine plan, broader resource expansions for the southern district claims and the engineering of the post productive real estate and community development plans.

CONFERENCE CALL DETAILS

Comstock will host a conference call today, Tuesday, October 22, 2024, at 4:30pm ET. We invite all investors and other interested parties to register for the webinar at the link below.

Date: Tuesday, October 22, 2024

Time: 4:30pm ET

Register: Webinar Registration

HAVE QUESTIONS? There will be an allotted time following the results presentation for a Q&A session. Unaddressed questions will be reviewed by management and responded to accordingly. You may submit your question(s) beforehand in the registration form (linked above) or by email at ir@comstockinc.com.

About Comstock

Comstock Inc. (NYSE: LODE) commercializes innovative technologies that contribute to global decarbonization by efficiently converting under-utilized natural resources, primarily, woody biomass into net zero renewable fuels, end-of-life metal extraction, and generative AI-enabled advanced materials synthesis and mineral discovery. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its Twitter, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

CONTACTS:

For investor inquiries:

RB Milestone Group LLC

Tel (203) 487-2759

ir@comstockinc.com

For media inquiries or questions:

Comstock Inc., Tracy Saville

Tel (775) 847-7573

questions@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future explorations or acquisitions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; business opportunities, growth rates, future working capital, needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology and efficacy, quantum computing and generative artificial intelligence supported advanced materials development, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels and generative artificial intelligence development services; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.